Exhibit 99.1

SCANDIUM INTERNATIONAL AND NEVADA GOLD MINES SIGN LOI TO PURSUE CRITICAL METALS RECOVERY AT PHOENIX MINE

Reno, Nevada, June 28, 2021 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) and Nevada Gold Mines (“NGM”), have signed a Letter of Intent (“LOI”) to initiate a joint technical and economic feasibility program at NGM’s Phoenix Mine, near Battle Mountain, Nevada. The purpose of this joint development program is to confirm the economic and technical viability of a critical metals recovery (“CMR”) project at the mine site. The LOI defines a detailed US$2.7 million spend program which includes bench test work, pilot plant testing, and feasibility study design work. The program is anticipated to require 15 months to complete. With program completion, the partners intend to take an investment decision on construction and operation of a plant facility to recover critical metals from mine solutions. The LOI also outlines key parameters of a partnership, including formation of a joint venture to hold the plant facility, and a 50:50 ownership in the recovery circuit asset.

The project is envisioned as an ion-exchange recovery system, capturing critical metals that are currently recirculating in heap leach copper solutions at Phoenix, specifically targeting nickel, cobalt, scandium, zinc and potentially other metals that prove to be economically recoverable.

This CMR project, and other similar projects in development, have the potential to produce material quantities of strategically important metals, tailored to today’s tech-driven products, and can do so from a distributed global copper production base. The environmental impact from this production process is minimal – no new mines are required. From a copper industry standpoint, this CMR process can effectively increase mine valuations, can effectively extend mine/reserve life at current production rates, and will result in cleaner tailings, potentially lower ongoing environmental management costs, and lower final reclamation expense.

The Phoenix Mine is a gold-copper producer owned and operated by Nevada Gold Mines. The mine produces a copper/gold concentrate, copper cathode and gold dore. Nevada Gold Mines assets in Nevada represent the single largest gold-producing complex in the world.

HIGHLIGHTS:
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LOI signed between SCY and NGM, defining a development program for CMR.
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Program designed to confirm technical feasibility and economic recovery of critical metals from heap leach solutions at Phoenix Mine.
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LOI outlines a multi-step development program, totaling US$2.7M spend, and 15 months to complete, including an on-site pilot plant.
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LOI further outlines 50:50 JV partnership, if parties agree to construct an onsite recovery circuit to produce a series of metal concentrates. The refinery circuit would be located off-site from the Phoenix Mine and 100% owned and operated by SCY
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Metals targets include nickel, cobalt, scandium and zinc, possibly others.

George Putnam, CEO of Scandium International Mining Corp. commented:

“Quality partners are an essential ingredient in shared projects. That noted, we are genuinely pleased to be working with NGM and the Phoenix Mine team, to demonstrate the technology and economic viability of a CMR project in the copper business. We look forward to achieving a profitable, reliable, repeatable success with this project, and one that focusses directly on the priority of North American sourcing of critical metals tailored for technology-driven applications in transportation and communications.”

Nevada Gold Mines, Executive Managing Director, Greg Walker commented:

“We are excited to begin working with our partner, Scandium International Mining Corp., on finding ways to extract critically important minerals for the future of the United States, furthering the country’s ambitions to become a leader in the green economy. In addition, this partnership aligns with our vision to protect Nevada’s environment not only for today, but for future generations.”

ABOUT SCANDIUM INTERNATIONAL MINING CORP.

The Company is focused on developing its Nyngan Scandium Project, located in NSW, Australia, into the world’s first scandium-only producing mine. The Company filed a NI 43-101 technical report in May 2016, titled “Feasibility Study – Nyngan Scandium Project.” The project has received all key approvals, including a development consent and a mining lease, necessary to proceed with project construction.

The Company is also currently pursuing CMR opportunities with various copper industry groups, where SCY proposes to employ ion exchange technology to extract unrecovered critical metals from existing mine process streams. This program represents a fast-track concept to make battery-grade nickel and cobalt products, scandium master alloy product, and other critical metals, from North American sources. The Company is similarly pursuing high-purity alumina opportunities, both in conjunction with CMR where that is possible, and also independently as a stand-alone project.

For inquiries to Scandium International Mining Corp, please contact:

Edward Dickinson (CFO) George Putnam (CEO)
Tel: (775) 233-7328 Tel: (925) 208-1775

Email: info@scandiummining.com

ABOUT NEVADA GOLD MINES

Nevada Gold Mines is operated by Barrick Gold Corporation (NYSE:GOLD) and is a joint venture between Barrick (61.5%) and Newmont (38.5%).

For inquiries to Nevada Gold Mines, please contact:

Catherine Raw COO, North America	Greg Walker Executive Managing Director	Kathy du Plessis Investor and Media Relations
Barrick Gold Corporation	Nevada Gold Mines	Barrick Gold Corporation

Tel: +1 416 307 5157	Tel: +1 702 526 3194	Tel: +44 20 7557 7738
Email: craw@barrick.com	Email: gwalker@nevadagoldmines.com	Email: Barrick@dpapr.com

Cautionary Statement on Forward-Looking Information

Certain information contained or incorporated by reference in this press release, including any information as to the Company’s and Barrick Gold Corporation’s (“Barrick”) strategy, projects, plans or future financial or operating performance, constitutes “forward looking statements”. All statements, other than statements of historical fact, are forward-looking statements. The words “pursue”, “anticipate”, “intend”, “partnership”, “opportunity”, “envision”, “potential”, “can”, “will”, “ambition”, “become”, “vision”, “expect”, “could”, “would” and similar expressions identify forward-looking statements. In particular, this press release contains forward-looking statements including, without limitation, with respect to: the Company and its business and the potential for the Company to develop a critical metals recovery project at NGM’s Phoenix mine pursuant to the LOI; the potential economic and environmental benefits of this project for NGM and its applications in transportation and communications; and the potential for the project at the Phoenix mine to demonstrate the technology and economic viability of CMR in the copper business.

Forward-looking statements are necessarily based upon a number of estimates and assumptions including material estimates and assumptions related to the factors that, while considered reasonable by the Company and Barrick as at the date of this press release in light of management’s experience and perception of current conditions and expected developments, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements and undue reliance should not be placed on such statements and information. These risks, uncertainties and other factors include, without limitation: risks related to uncertainty in the demand for nickel, cobalt, scandium, zinc and potentially other metals including scandium alloys and other products produced using the Company’s proprietary technologies such as HPA, the possibility that results of test work will not fulfill expectations, or not realize the perceived market utilization and potential; risks associated with projects in the early stages of evaluation and for which additional engineering and other analysis is required; diminishing quantities or grades of reserves; increased costs, delays, suspensions and technical challenges associated with the construction of capital projects; operating or technical difficulties in connection with mining or development activities, including geotechnical challenges and disruptions in the maintenance or provision of required infrastructure and information technology systems; and failure to comply with environmental and health and safety laws and regulations. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion, copper cathode or gold or copper concentrate losses (and the risk of inadequate insurance, or inability to obtain insurance, to cover these risks).

Many of these uncertainties and contingencies can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and Barrick. Readers are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to the most recent Form 40 F/Annual Information Form of the Company and Barrick on file with the SEC and Canadian provincial securities regulatory authorities for a more detailed discussion of some of the factors underlying forward-looking statements and the risks that may affect the Company’s and Barrick’s ability to achieve the expectations set forth in the forward-looking statements contained in this press release. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law